                        SALE AND SERVICING AGREEMENT


                                    among


                AMERICREDIT RECEIVABLES FINANCE CORP. 1995-A
                                   Issuer


                    AMERICREDIT FINANCIAL SERVICES, INC.
                 In its individual capacity and as Servicer


                        AMERICREDIT RECEIVABLES CORP.
                                   Seller


                                     and

                            LASALLE NATIONAL BANK
                               Backup Servicer


                                 dated as of
                                June 1, 1995


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                              TABLE OF CONTENTS

                                                                        Page

                                  ARTICLE I
                                 DEFINITIONS

SECTION 1.1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 1.2.  Usage of Terms . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 1.3.  Calculations . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 1.4.  Section References . . . . . . . . . . . . . . . . . . . . 16
SECTION 1.5.  No Recourse. . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 1.6.  Material Adverse Effect. . . . . . . . . . . . . . . . . . 16

                                 ARTICLE II
                          CONVEYANCE OF RECEIVABLES

SECTION 2.1.  Conveyance of Receivables. . . . . . . . . . . . . . . . . 16
SECTION 2.2.  Custody of Receivable Files. . . . . . . . . . . . . . . . 17
SECTION 2.3.  Conditions to Issuance by Issuer . . . . . . . . . . . . . 18
SECTION 2.4.  Representations and Warranties of Seller . . . . . . . . . 18
SECTION 2.5.  Repurchase of Receivables Upon Breach of Warranty. . . . . 20
SECTION 2.6.  Nonpetition Covenant . . . . . . . . . . . . . . . . . . . 21
SECTION 2.7.  Collecting Lien Certificates Not Delivered on the
                Closing Date . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 2.8.  Issuer's Assignment of Administrative Receivables
                and Warranty Receivables . . . . . . . . . . . . . . . . 21

                                 ARTICLE III
                 ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 3.1.  Duties of the Servicer . . . . . . . . . . . . . . . . . . 23
SECTION 3.2.  Collection of Receivable Payments; Modifications of
                Receivables; Lockbox Agreements. . . . . . . . . . . . . 24
SECTION 3.3.  Realization Upon Receivables . . . . . . . . . . . . . . . 27
SECTION 3.4.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 3.5.  Maintenance of Security Interests in Vehicles. . . . . . . 29
SECTION 3.6.  Covenants, Representations, and Warranties of Servicer . . 30
SECTION 3.7.  Purchase of Receivables Upon Breach of Covenant. . . . . . 32

                                        i

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SECTION 3.8.  Total Servicing Fee; Payment of Certain Expenses
                by Servicer. . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 3.9.  Servicer's Certificate . . . . . . . . . . . . . . . . . . 33
SECTION 3.10. Annual Statement as to Compliance, Notice of
                Servicer Termination Event . . . . . . . . . . . . . . . 34
SECTION 3.11. Annual Independent Accountants' Report . . . . . . . . . . 34
SECTION 3.12. Access to Certain Documentation and
                Information Regarding Receivables. . . . . . . . . . . . 35
SECTION 3.13. Monthly Tape . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 3.14. Retention and Termination of Servicer. . . . . . . . . . . 36
SECTION 3.15. Duties of the Servicer under the Indenture . . . . . . . . 36
SECTION 3.16. Fidelity Bond and Errors and Omissions Policy. . . . . . . 37

                                 ARTICLE IV
                  DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS

SECTION 4.1.  Trust Accounts . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 4.2.  Collections. . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 4.3.  Application of Collections . . . . . . . . . . . . . . . . 39
SECTION 4.4.  Net Deposits . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 4.5.  Additional Deposits. . . . . . . . . . . . . . . . . . . . 40
SECTION 4.6.  Distributions. . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 4.7.  Trustee as Agent . . . . . . . . . . . . . . . . . . . . . 41
SECTION 4.8.  Statements to Noteholders. . . . . . . . . . . . . . . . . 41
SECTION 4.9.  Eligible Accounts. . . . . . . . . . . . . . . . . . . . . 42
SECTION 4.10. Optional Deposits by the Security Insurer. . . . . . . . . 42

                                  ARTICLE V
                             THE SPREAD ACCOUNT

SECTION 5.1.  Withdrawals from Spread Account in
                respect of Deficiency Claim Amount . . . . . . . . . . . 43
SECTION 5.2.  Withdrawals from Spread Account in
                respect of Noteholders' Excess Principal
                Distributable Amount or following the occurrence
                of an Insurer Default. . . . . . . . . . . . . . . . . . 43

                                 ARTICLE VI
                                 THE SELLER

SECTION 6.1.  Liability of Seller. . . . . . . . . . . . . . . . . . . . 44

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SECTION 6.2.  Merger or Consolidation of, or Assumption of the
                Obligations of Seller; Amendment of Certificate
                of Incorporation . . . . . . . . . . . . . . . . . . . . 44
SECTION 6.3.  Limitation on Liability of Seller and Others . . . . . . . 45
SECTION 6.4.  Seller May Own Notes . . . . . . . . . . . . . . . . . . . 45

                                 ARTICLE VII
                                  SERVICER

SECTION 7.1.  Liability of Servicer; Indemnities . . . . . . . . . . . . 45
SECTION 7.2.  Merger or Consolidation of, or Assumption of the
                Obligations of the Servicer or Backup Servicer . . . . . 46
SECTION 7.3.  Limitation on Liability of Servicer,
                Backup Servicer and Others . . . . . . . . . . . . . . . 47
SECTION 7.4.  Delegation of Duties . . . . . . . . . . . . . . . . . . . 48
SECTION 7.5.  Servicer and Backup Servicer Not to Resign . . . . . . . . 48

                                ARTICLE VIII
                         SERVICER TERMINATION EVENTS

SECTION 8.1.  Servicer Termination Event . . . . . . . . . . . . . . . . 49
SECTION 8.2.  Consequences of a Servicer Termination Event . . . . . . . 50
SECTION 8.3.  Appointment of Successor . . . . . . . . . . . . . . . . . 51
SECTION 8.4.  Notification to Noteholders. . . . . . . . . . . . . . . . 52
SECTION 8.5.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . 52

                                  ARTICLE IX
                                 TERMINATION

SECTION 9.1.  Optional Purchase of All Receivables . . . . . . . . . . . 53

                                  ARTICLE X
                          MISCELLANEOUS PROVISIONS

SECTION 10.1. Amendment. . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 10.2. Protection of Title to the Receivables and Other
                Conveyed Property. . . . . . . . . . . . . . . . . . . . 54
SECTION 10.3. Governing Law. . . . . . . . . . . . . . . . . . . . . . . 56
SECTION 10.4. Severability of Provisions . . . . . . . . . . . . . . . . 56
SECTION 10.5. Assignment . . . . . . . . . . . . . . . . . . . . . . . . 56

                                     iii


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SECTION 10.6. Third-Party Beneficiaries. . . . . . . . . . . . . . . . . 56
SECTION 10.7. Disclaimer by Security Insurer . . . . . . . . . . . . . . 56
SECTION 10.8. Counterparts . . . . . . . . . . . . . . . . . . . . . . . 56
SECTION 10.9. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 57


Schedule A    Schedule of Receivables
Schedule B    Representations and Warranties of Seller and AFS
Schedule C    Servicing Policies and Procedures

                                   iv

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         THIS SALE AND SERVICING AGREEMENT, dated as of June 1, 1995, is made among AmeriCredit Receivables Finance Corp. 1995-A, a
Delaware corporation, as Issuer (the "Issuer"), AmeriCredit
Receivables Corp., a Delaware corporation, as Seller (the
"Seller"), AmeriCredit Financial Services, Inc., a Delaware corporation, in its individual capacity and as Servicer (in its individual capacity, "AFS"; in its capacity as Servicer, the "Servicer") and LaSalle National Bank, a national banking association, as Backup Servicer (the "Backup Servicer").

         In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                             ARTICLE I
                            DEFINITIONS

         Section 1.1. DEFINITIONS. All terms defined in the Spread Account Agreement or the Indenture (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1994-A ISSUER STOCK PLEDGE AGREEMENT: The Stock Pledge
Agreement, dated as of June 1, 1995, among the Security Insurer, the Seller and the Collateral Agent named therein, as the same may be amended from time to time.

         1995-A ISSUER STOCK PLEDGE AGREEMENT: The Stock Pledge
Agreement, dated as of June 1, 1995, among the Security Insurer, the Seller and the Collateral Agent named therein, as the same may be amended from time to time.

         ACCOUNTANTS' REPORT: The report of a firm of nationally recognized independent accountants described in Section 3.11.

         ACCOUNTING DATE: With respect to a Distribution Date, the last day of the Monthly Period immediately preceding such Distribution Date.

         ADMINISTRATIVE RECEIVABLE: With respect to any Monthly Period, a Receivable which the Servicer is required to purchase pursuant to Section 3.7 or which the Servicer has elected to purchase pursuant to Section 3.4(c) on the Deposit Date with respect to such Monthly Period.

         ADMINISTRATIVE SERVICES AND FACILITIES AGREEMENTS: The agreement by and between AFS and the Issuer dated June 1, 1995 and the agreement by and between AFS and the Seller dated as of December 1, 1994.

         AFFILIATE: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         AGGREGATE PRINCIPAL BALANCE: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances (computed as of the related Accounting Date) for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Monthly Period and (ii) any Receivable that the Seller or the Servicer is required to repurchase prior to the next Distribution Date).

         AGREEMENT OR "THIS AGREEMENT":  This Sale and Servicing
Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

         AMOUNT FINANCED: With respect to a Receivable, the aggregate amount initially advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs. The term "Amount Financed" shall not include any Insurance Add-On Amounts.

         ANNUAL PERCENTAGE RATE OR APR. With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act). If after the Closing Date, the rate per annum with respect to a Receivable as of the Closing Date is

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reduced as a result of (i) an insolvency proceeding involving the Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil
Relief Act of 1940, Annual Percentage Rate or APR shall refer to such reduced rate.

         AVAILABLE FUNDS: With respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date,
(ii) all Purchase Amounts deposited in the Collection Account as of the related Deposit Date, and (iii) all income from investments of funds in the Trust Accounts during the prior
Monthly Period.

         BACKUP SERVICER: LaSalle National Bank, or its successor in interest pursuant to Section 8.2, or such Person as shall have been appointed as Backup Servicer or successor Servicer pursuant to Section 8.3.

         BASIC SERVICING FEE: With respect to any Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the Aggregate Principal Balance with respect to the Determination Date falling in such Monthly Period.

         BASIC SERVICING FEE RATE: 2.50% per annum, payable monthly at one-twelfth of the annual rate.

         BUSINESS DAY: Any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Fort Worth, Texas, New York, New York, Chicago, Illinois, or the principal place of business of any successor Servicer, successor Issuer, successor Trustee, successor Collateral Agent or successor Indenture Collateral Agent, are authorized or obligated by law, executive order or governmental decree to be closed.

         CALENDAR QUARTER: In any given year, the three month period beginning with the first day of the first month of such three month period and ending on the last day of the last month of such three month period, provided, that such three month period shall be any of January through March, April through June, July through September or October through December.

         CLOSING DATE:  June 21, 1995.

         COLLATERAL AGENT: The Collateral Agent named in the Spread Account Agreement, and any successor thereto pursuant to the terms of the Spread Account Agreement.

         COLLATERAL INSURANCE:  The meaning set forth in Section
3.4(a).

         COLLECTED FUNDS: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Liquidation Proceeds collected during the related
Monthly Period (but excluding any Purchase Amounts).

         COLLECTION ACCOUNT: The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 4.1(a) hereof.

         COLLECTION RECORDS: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

         COMPUTER TAPE: The computer tape generated on behalf of the Seller which provides information relating to the Receivables and which was used by the Seller and AFS in selecting the Receivables conveyed to the Issuer hereunder.

         CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 135 S. LaSalle Street, Suite 200, Chicago, Illinois
60603, Attention:  Asset Backed Securities Trust Administration;
the telecopy number for the Corporate Trust Office of the Trustee on the date of the execution of this Agreement is (312) 904-2084.

         CRAM DOWN LOSS: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Principal Balance of such Receivable, the amount of such reduction. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

         CREDIT ENHANCEMENT FEE: With respect to any Distribution Date, the amount to be paid to the Seller pursuant to Section
4.6(vi).

                                 4

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         CUSTODIAN:  AFS and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Indenture Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Security Insurer as of the Closing Date).

         CUSTODIAN AGREEMENT: Any Custodian Agreement from time to time in effect between the Custodian named therein and the Indenture Collateral Agent, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodian Agreement which is effective on the Closing Date is acceptable to the Controlling Party).

         CUTOFF DATE:  May 31, 1995.

         CUTOFF DATE PRINCIPAL BALANCE: $107,793,984.35.

         DEALER: A seller of new or used automobiles or light trucks that originated one or more of the Receivables and sold the respective Receivable, directly or indirectly, to AFS under a Dealer Assignment.

         DEALER AGREEMENT: An agreement between AFS and a Dealer relating to the sale of retail installment sale contracts and installment notes to AFS and all documents and instruments relating thereto.

         DEALER ASSIGNMENT: With respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AFS.

         DEFICIENCY CLAIM AMOUNT:  As defined in Section 5.1(a).

         DEFICIENCY CLAIM DATE:  With respect to any Distribution
Date, the fourth Business Day immediately preceding such Distribution Date.

         DEFICIENCY NOTICE:  As defined in Section 5.1(a).

         DEPOSIT DATE:  With respect to any Monthly Period, the
Business Day immediately preceding the related Determination
Date.

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         DETERMINATION DATE:  With respect to any Monthly Period, the earlier of (i) the fourth Business Day preceding the Distribution
Date in the next calendar month, and (ii) the 5th day of the next calendar month, or if such 5th day is not a Business Day, the next succeeding Business Day.

         DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of (i) the Available Funds for such Distribution Date and
(ii) the Deficiency Claim Amount, if any, received by the Trustee with respect to such Distribution Date.

         DISTRIBUTION DATE: The 12th day of each calendar month, or if such 12th day is not a Business Day, the next succeeding
Business Day, commencing July 12, 1995 and including the Final
Scheduled Distribution Date.

         DRAW DATE: With respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

         ELECTRONIC LEDGER: The electronic master record of the retail installment sales contracts or installment loans of AFS.

         ELIGIBLE ACCOUNT: (i) A segregated trust account that is maintained with the corporate trust department of a depository institution acceptable to the Controlling Party, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least "A-l+" by Standard & Poor's and "P-1" by Moody's and acceptable to the Controlling Party.

         ELIGIBLE INVESTMENTS: Any one or more of the following types of investments:

         (a) (i)   direct interest-bearing obligations of, and
interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; and
(ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such

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obligations are assigned the highest credit rating by each Rating Agency;

         (b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities
(including, if applicable, the Trustee, the Issuer or any agent of either of them acting in their respective commercial capacities); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are assigned the highest credit rating by each Rating Agency;

         (c)     repurchase obligations pursuant to a written agreement
(i) with respect to any obligation described in clause (a) above, where the Indenture Collateral Agent has taken actual or constructive delivery of such obligation in accordance with
Section 4.1, and (ii) entered into with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance
Corporation and the short-term unsecured debt obligations of which are rated "A-l+" by Standard & Poor's and "P-1" by Moody's
(including, if applicable, the Trustee, or any agent of the Trustee acting in its commercial capacity);

         (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned the highest credit rating by each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Trust Accounts to exceed 10% of the Eligible Investments held in the Trust Accounts (with
Eligible Investments held in the Trust Accounts valued at par);

         (e) commercial paper that (i) is payable in United States dollars and (ii) is rated in the highest credit rating category by each Rating Agency;

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         (f)     units of money market funds rated in the highest credit
rating category by each Rating Agency; provided that all Eligible
Investments shall be held in the name of the Indenture Collateral
Agent; or

         (g) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies and the Controlling Party, as evidenced by the prior written consent of the Controlling Party and the Rating Agencies, as may from time to time be confirmed in writing to the Trustee by the Controlling
Party; PROVIDED, HOWEVER, that securities issued by any entity
(except as provided in paragraph (a)) will not be Eligible
Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such entity and held in the Trust Accounts to exceed $10 million
(with Eligible Investments held in the Trust Accounts valued at par).

Eligible Investments may be purchased by or through the Indenture
Collateral Agent or any of its Affiliates.

         ELIGIBLE SERVICER: AFS, the Backup Servicer or another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement and (v) has a minimum net worth of $50,000,000.

         EXCESS AMOUNTS: As determined with respect to Series 1995-A pursuant to the terms of the Spread Account Agreement.

         FINAL SCHEDULED DISTRIBUTION DATE: September 12, 2000 (or, if such day is not a Business Day, the next succeeding Business
Day thereafter).

         FINAL SCHEDULED MATURITY DATE:  April 30, 2000.

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         FINANCED VEHICLE:  A new or used automobile or light truck, together with all accessories thereto, securing an Obligor's indebtedness under a Receivable.

         FORCE-PLACED INSURANCE:  The meaning set forth in Section
3.4(b).

         Indenture: The Indenture, dated as of June 1, 1995, between the Issuer, the Trustee and the Indenture Collateral Agent, as the same may be amended and supplemented from time to time.

         INDENTURE COLLATERAL AGENT: The Person acting as Indenture Collateral Agent under the Indenture, its successors in interest and any successor Indenture Collateral Agent under the Indenture.

         INDEPENDENT ACCOUNTANTS:  As defined in Section 3.11(a).

         INITIAL PURCHASE AGREEMENT: The Purchase Agreement, dated as of June 9, 1995 between the Issuer and the Representative.

         INITIAL PURCHASERS:  The purchasers named in the Initial
Purchase Agreement.

         INSOLVENCY EVENT: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         INSURANCE ADD-ON AMOUNT: The premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 3.4.

         INSURANCE AGREEMENT: The Insurance and Indemnity Agreement, dated as of June 1, 1995, among the Security Insurer, the Issuer, the Seller, AFS and AmeriCredit Corp.

         INSURANCE AGREEMENT EVENT OF DEFAULT: An "Event of Default" as defined in the Insurance Agreement.

         INSURANCE POLICY: With respect to a Receivable, any insurance policy benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

         INSURER DEFAULT: The occurrence and continuance of any of the following:

         (a) the Security Insurer shall have failed to make a payment required under the Policy;

         (b) The Security Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State
Insurance Law, or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State
Insurance Law, or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

         (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Security Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Security Insurer (or the taking of possession of all or any material portion of the property of the Security Insurer).

         LIEN: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

         LIEN CERTIFICATE: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

         LIQUIDATED RECEIVABLE: With respect to any Monthly Period, a Receivable as to which (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, or (ill) all or any portion of a Scheduled Payment shall have become 120 days or more delinquent.

         LIQUIDATION PROCEEDS: With respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account or drawn, under the Policy) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; PROVIDED, HOWEVER, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

         LOCKBOX ACCOUNT: The segregated account maintained on behalf of the Issuer by the Lockbox Bank in accordance with
Section 3.2(d).

         LOCKBOX AGREEMENT: The Tri-Party Remittance Processing Agreement, dated as of June 1, 1995, by and among AFS, First Interstate Bank of Texas, N.A., and the Indenture Collateral Agent, as such agreement may be amended or supplemented from time to time, unless the Trustee hereunder shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreement" shall mean such other agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Issuer, the Trustee and the Lockbox Bank.

         LOCKBOX BANK: A depository institution named by the Servicer and acceptable to the Controlling Party.

         MONTHLY PERIOD: With respect to a Distribution Date, the calendar month preceding the month in which such Distribution
Date occurs (such calendar month being referred to as the "related" Monthly Period with respect to such Distribution Date). With respect to an Accounting Date, the calendar month in which such Accounting Date occurs is referred to herein as the "related" Monthly Period to such Accounting Date.

         MONTHLY RECORDS: All records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the identity of the originating Dealer; Obligor name, Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date, next payment due date, date of most recent payment, new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount, if any, of Force-Placed Insurance payable monthly; amount of the Scheduled Payment; current Insurance Policy expiration date; and past due late charges, if any.

         MOODY'S: Moody's Investors Service, Inc., or any successor thereto.

         NOTE BALANCE: As of any date of determination, the aggregate outstanding principal balance of the Notes, unless otherwise specified, after giving effect to any distribution in respect of principal on the Notes on such date.

         NOTE DISTRIBUTION ACCOUNT: The account designated as such, established and maintained pursuant to Section 4.1(c).

         NOTE INTEREST RATE: 6.55% per annum (computed on the basis of a 360-day year of twelve 30-day months).

         NOTE MAJORITY: Noteholders representing 66 2/3% of the outstanding principal balance of the Notes.

         NOTE POOL FACTOR: With respect to any Distribution Date, an eight-digit decimal figure equal to the outstanding principal balance of the Notes as of such Distribution Date (after giving effect to all distributions on such date) divided by the original outstanding principal balance of the Notes as of the Closing
Date.

         NOTEHOLDERS:  registered holder of Notes

         NOTEHOLDERS' EXCESS PRINCIPAL DISTRIBUTABLE AMOUNT: With respect to each Distribution Date (so long as an Insurer Default shall not have occurred and be continuing) to the extent of Excess Amounts with respect to such Distribution Date: (1) if such Distribution Date is a Trigger Date but an Insurance Agreement Event of Default has not occurred as of such Distribution Date, the lesser of (i) the amount such that the Aggregate Principal Balance as of the related Determination Date, PLUS the amount on deposit in the Spread Account on such Distribution Date after giving effect to deposits required to be made to and distributions to be made from the Spread Account on such Distribution Date in accordance with the terms of the Spread Account Agreement MINUS the Note Balance (after giving effect to distribution of the Noteholders' Principal Distributable Amount with respect to such Distribution Date) IS EQUAL to 20% of the Aggregate Principal Balance as of the related Determination Date and (ii) the Note Balance (after giving effect to distribution of the Noteholders' Principal Distributable Amount with respect to such Distribution Date); (2) if an Insurance Agreement Event of Default has occurred as of such Distribution Date, the Note Balance (after giving effect to distribution of the Noteholders' Principal Distributable Amount with respect to such Distribution
Date); and (3) if such Distribution Date is not a Trigger Date, 0.

         NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL: With respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution
Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Note Interest Rate from such preceding Distribution Date through the current Distribution Date.

         NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Noteholders' Monthly
Interest Distributable Amount for such Distribution Date and the
Noteholders' Interest Carryover Shortfall for such Distribution
Date.

         NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution
Date) at the Note Interest Rate on the outstanding principal balance of the Notes on the immediately preceding Distribution Date, after giving effect to all distributions of principal to Noteholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

         NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the amount equal to 92% of the sum of the following amounts with respect to the immediately preceding Monthly Period, in each case computed in accordance with the Simple Interest Method: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including all full and partial principal prepayments, (ii) the Principal Balance (as of the related Accounting Date) of all Receivables that became Liquidated Receivables during the related Monthly Period or Monthly Periods (other than Purchased Receivables), (iii) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables as of the immediately preceding Accounting Date, and, in the sole discretion of the Security Insurer, provided no Insurer Default shall have occurred and be continuing, the Principal Balance as of the immediately preceding Accounting Date of all Receivables that were required to be purchased as of the immediately preceding Accounting Date but were not so purchased, and (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Monthly Period or Monthly Periods.

         NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL: As of the close of any Distribution Date, the excess of the sum of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

         NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT: With respect to any Distribution Date (other than the Final Scheduled Distribution Date and so long as an Insurer Default shall not have occurred and be continuing), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution
Date, and any outstanding Noteholders' Principal Carryover Shortfall as of the close of business on the preceding
Distribution Date; PROVIDED, HOWEVER, the Noteholders' Principal Distributable Amount shall not exceed the Note Balance prior to the distribution on such Distribution Date. The "Noteholders' Principal Distributable Amount" on the Final Scheduled
Distribution Date will equal the Note Balance on the Final Scheduled Distribution Date prior to the distribution on such Distribution Date.

         NOTEHOLDERS' SPECIAL PRINCIPAL DISTRIBUTABLE AMOUNT: With respect to any Distribution Date while an Insurer Default shall have occurred and be continuing (other than the Final Scheduled Distribution Date), the sum of 100% of the sum of the amounts referred to in clauses (i) through (iv) of the definition of Noteholders' Monthly Principal Distributable Amount, PLUS, any outstanding Noteholders' Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; PROVIDED, HOWEVER, the Noteholders' Special Principal Distributable Amount shall not exceed the Note Balance prior to the distribution on such Distribution Date. The "Noteholders' Special Principal Distributable Amount" on the Final Scheduled Distribution Date will equal the Note Balance on the Final Scheduled Distribution Date prior to the distribution on such Distribution Date.

         NOTES: 6.55% Automobile Receivables-Backed Notes issued pursuant to the Indenture.

         OBLIGOR: The purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under a Receivable.

         OPINION OF COUNSEL: A written opinion of counsel (who may be counsel to or an employee of the Servicer) acceptable in form and substance and from counsel acceptable to the Issuer and, if such opinion or a copy thereof is required to be delivered to the Trustee or the Security Insurer, acceptable to the Trustee or the Security Insurer, as applicable.

         ORIGINAL POOL BALANCE:  As of any date, the Cutoff Date
Principal Balance.

         OTHER CONVEYED PROPERTY: All property conveyed by the Seller to the Issuer pursuant to this Agreement other than the Receivables.

         PERSON: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

         POLICY: The financial guaranty insurance policy issued by the Security Insurer to the Trustee on behalf of the Noteholders, Policy No. 50376-N, including any endorsements thereto.

         PRINCIPAL BALANCE: With respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the Simple Interest Method, and (ii) any Cram Down Loss in respect of such Receivable.

         PURCHASE AGREEMENT: The Receivables Purchase Agreement and Assignment, dated as of June 1, 1995 between AFS and the Seller.

         PURCHASE AMOUNT: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable as of the Accounting Date on which the obligation to purchase such Receivable arises.

         PURCHASED RECEIVABLE: As of any Accounting Date, any Receivable (including any Liquidated Receivable) that became a Warranty Receivable or Administrative Receivable as of such Accounting Date (or which AFS or the Servicer has elected to purchase as of an earlier Accounting Date, as permitted by
Section 2.5 or 3.7), and as to which the Purchase Amount has been deposited in the Collection Account by the Seller, AFS or the Servicer, as applicable, on or before the related Deposit Date.

         RATING AGENCY: Each of Moody's and Standard & Poor's, so long as such Persons maintain a rating on the Notes; and if either Moody's or Standard & Poor's no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Seller, the Note Majority and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Security Insurer.

         RECEIVABLE: A retail installment sale contract or promissory note (and related security agreement) for a new or used automobile or light truck (and all accessories thereto) that is included in the Schedule of Receivables, and all rights and obligations under such a contract or note, but not including (i) any Liquidated Receivable (other than for purposes of calculating Noteholders' Distributable Amounts hereunder and for the purpose of determining the obligations pursuant to Section 2.5 and 3.7 to purchase Receivables), or (ii) any Purchased Receivable on or after the Accounting Date immediately preceding the Deposit Date on which payment of the Purchase Amount is made in connection therewith pursuant to Section 4.5.

         RECEIVABLE FILE: The documents, electronic entries, instruments and writings listed in Section 2.2 pertaining to a particular Receivable.

         REGISTRAR OF TITLES: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

         RELATED DOCUMENTS: The Indenture, the Notes, the Purchase Agreement, the Custodian Agreement, the Policy, the Spread
Account Agreement, the Insurance Agreement, the Lockbox
Agreement, the Stock Pledge Agreement, the 1994-A Issuer Stock
Pledge Agreement, the 1995-A Issuer Stock Pledge Agreement, the
Spread Account Agreement Supplement and the Initial Purchase
Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its
Related Documents" or by a similar expression.

         REPRESENTATIVE:   CS First Boston Corporation, as
representative of the Initial Purchasers.

         REPURCHASE EVENTS: The occurrence of a breach of any of AFS', the Seller's or the Servicer's representations and warranties in this Agreement or in the Purchase Agreement which requires the repurchase of a Receivable by AFS or the Seller pursuant to Section 2.5 or by the Servicer pursuant to Section 3.7.

         REQUIRED DEPOSIT RATING: A rating on short-term unsecured debt obligations of "P-1" by Moody's and at least "A-l+" by Standard & Poor's (or such other rating as may be acceptable to the Rating Agencies and the Controlling Party).

         RESPONSIBLE OFFICER: When used with respect to any Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

         SCHEDULE OF RECEIVABLES: The schedule of all retail installment sales contracts and promissory notes sold and transferred to the Issuer pursuant to this Agreement which is attached hereto as Schedule A, as such schedule may be amended from time to time, to reflect purchases and repurchases of Receivables.

         SCHEDULE OF REPRESENTATIONS:  The Schedule of
Representations and Warranties attached hereto as Schedule B.

         SCHEDULED PAYMENT: With respect to any Monthly Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Monthly Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Monthly Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by Section 3.2(b), the Scheduled Payment with respect to such Monthly Period shall refer to the Obligor's payment obligation with respect to such Monthly Period as so modified.

         SECURITY INSURER: Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Policy.

         SELLER: AmeriCredit Receivables Corp., a Delaware corporation, or its successor in interest pursuant to Section
6.2.

         SERIES: Any series of securities issued by the purchaser of additional pools of Receivables from the Seller.

         SERVICER: AmeriCredit Financial Services, Inc., a Delaware corporation, its successor in interest pursuant to Section 8.2 or, after any termination of the Servicer upon a Servicer
Termination Event, the Backup Servicer or any other successor
Servicer.

         SERVICER EXTENSION NOTICE:  The notice delivered pursuant to
Section 3.14.

         SERVICER TERMINATION EVENT:  An event described in Section
8.1.

         SERVICER'S CERTIFICATE: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached hereto as Exhibit E.

         SIMPLE INTEREST METHOD: The method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

         SIMPLE INTEREST RECEIVABLE: A Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         SPREAD ACCOUNT: The Series 1995-A Spread Account established and maintained pursuant to the Spread Account
Agreement.

         SPREAD ACCOUNT AGREEMENT: The Spread Account Agreement, dated as of December 1, 1994, among the Security Insurer, the Seller, the Collateral Agent and the trustees specified therein, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

         SPREAD ACCOUNT AGREEMENT SUPPLEMENT:  The Spread Account
Agreement Supplement means the Series 1995-A Supplement to Spread
Account Agreement dated as of June 1, 1995, among Security
Insurer, the Seller and the Trustee.

         STANDARD & POOR'S: Standard & Poor's Rating Group, or any successor thereto.

         STOCK PLEDGE AGREEMENT: The Stock Pledge Agreement, dated as of December 1, 1994, among the Security Insurer, AFS and the Collateral Agent named therein, as the same may be amended from time to time.

         SUBCOLLECTION ACCOUNT: The account designated as the Subcollection Account in, and which is established and maintained pursuant to Section 4.2(a).

         SUPPLEMENTAL SERVICING FEE: With respect to any Monthly Period, all administrative fees, expenses and charges paid by or on behalf of Obligors collected on the Receivables during such Monthly Period, including late fees and other amounts deposited into the Collection Account in respect of the prepayment in full of a Receivable in excess of the sum of (i) the Principal Balance of such Receivable plus (ii) any amounts required to be remitted to Obligors in respect of such prepayment.

         TOTAL SERVICING FEE: The sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

         TRIGGER DATE: A Distribution Date which occurs (i) on or after the date of occurrence of a Trigger Event and prior to the date, if any, on which such Trigger Event is Deemed Cured or
(ii) on or after the date of occurrence of an Insurance Agreement Event of Default.

         TRIGGER NOTICE:  As specified in Section 5.2.

         TRUST ACCOUNTS:  The meaning specified in 4.1(c).

         TRUSTEE: The Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

         UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

         WARRANTY RECEIVABLE: With respect to any Monthly Period, a Receivable which AFS has become obligated to repurchase pursuant to Section 2.5 on the Deposit Date with respect to such Monthly
Period.

         Section 1.2. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular, words importing any gender include the other gender, references to "writing" include printing typing lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement;
references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         Section 1.3. CALCULATIONS. All calculations of the amount of interest accrued on the Notes and all calculations of the amount of the Basic Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day.

         Section 1.4.     SECTION REFERENCES.  All references to
Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

         Section 1.5. NO RECOURSE. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer, or director, as such, of the Seller, AFS, the Servicer, the Trustee, the Backup Servicer or the Issuer or of any predecessor or successor of the Seller, AFS, the Servicer, the Trustee, the Backup Servicer or the Issuer.

         Section 1.6. MATERIAL ADVERSE EFFECT. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Issuer or the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Policy.


                             ARTICLE II
                     CONVEYANCE OF RECEIVABLES

         Section 2.1. CONVEYANCE OF RECEIVABLES. Subject to the terms and conditions of this Agreement, the Seller, pursuant to the mutually agreed upon terms contained herein, hereby sells, transfers, assigns, and otherwise conveys to the Issuer, without recourse (but without limitation of its obligations in this Agreement), all of the right, title and interest of the Seller in and to the Receivables, all monies payable thereon or in respect thereof after the Cutoff Date, the security interests of AFS in the related Financed Vehicles, the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the related Financed Vehicles, including rebates of premiums, all Collateral Insurance and any Force-Placed
Insurance relating to the Receivables, rights of AFS or the Seller against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, all items contained in the related Receivable Files, any and all other documents that AFS keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the related Financed Vehicles, the rights of the Seller under the Purchase Agreement, property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Seller or the Issuer pursuant to liquidation of such Receivable, all funds on deposit from time to time in the Trust Accounts (including all income thereon and all amounts deposited in respect of Administrative Receivables and Warranty Receivables) and all investments therein and proceeds thereof, all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or in lieu of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing. It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and Other Conveyed Property from the Seller to the Issuer and the beneficial interest in and title to the Receivables and the Other Conveyed Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a first priority security interest to the Issuer in the property referred to in this Section 2.1 for the benefit of the Noteholders.

         Section 2.2.    CUSTODY OF RECEIVABLE FILES.

         (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Issuer pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Indenture Collateral Agent shall enter into the Custodian Agreement with the Custodian, dated as of June 1, 1995, pursuant to which the Indenture Collateral Agent shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Indenture Collateral Agent as custodian of the following documents or instruments in its possession which shall be delivered to the Custodian as agent of the Indenture Collateral Agent on or before the Closing Date (with respect to each Receivable):

                 (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including without limitation any extension agreements);

                 (ii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on AFS's customary form, or on a form approved by AFS, for such application, and

                 (iii) The original certificate of title (when received) and otherwise such documents, if any, that AFS keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AFS as first lienholder or secured party (including any Lien Certificate received by AFS), or, if such original certificate of title has not yet been received, a copy of the application therefor, showing AFS as secured party.

         The Trustee may act as the Custodian, in which case the Trustee shall be deemed to have assumed the obligations of the Custodian specified in the Custodian Agreement, and the terms of Exhibit B shall be deemed incorporated by reference herein.

         (b) Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 3.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 2.5 or 3.7.

         Section 2.3. CONDITIONS TO ISSUANCE BY ISSUER. As conditions to Issuer's execution and delivery of the Notes on the Closing Date, the Issuer shall have received the following on or before the Closing Date:

                 (a) The Schedule of Receivables certified by the President, Controller or Treasurer of the Seller;

                 (b) The acknowledgement of the Custodian that it holds the Receivable File relating to each Receivable;

                 (c) Copies of resolutions of the Board of Directors of the Seller approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Seller;

                 (d) Copies of resolutions of the Board of Directors of AFS approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of AFS;

                 (e) Evidence that all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Indenture Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the Other Conveyed Property have been made, taken or performed; and

                 (f)     An executed copy of the Policy and Spread Account
         Agreement.

         Section 2.4. REPRESENTATIONS AND WARRANTIES OF SELLER. By its execution of this Agreement, the Seller makes the following representations and warranties on which the Issuer relies in accepting the Receivables and the Other Conveyed Property and in issuing the Notes and upon which the Security Insurer relies in issuing the Policy. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables to the Issuer.

         (a) SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

         (b) ORGANIZATION AND GOOD STANDING. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Issuer.

         (c) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Issuer pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller's obligations hereunder and under the Seller's Related Documents.

         (d) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Issuer by it and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Related Documents have been duly authorized by the Seller by all necessary corporate action.

         (e) VALID SALE, BINDING OBLIGATIONS. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related
Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

         (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller or AFS, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents,
(C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

         (h) CHIEF EXECUTIVE OFFICE. The chief executive office of the Seller is at 200 Bailey Avenue, Fort Worth, Texas 76107-1220.

         Section 2.5. REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY. Concurrently with the execution and delivery of this Agreement, AFS and the Seller have entered into the Purchase Agreement the rights of the Seller under which have been assigned by the Seller to the Issuer. Under the Purchase Agreement AFS has made the same representations and warranties to the Seller with respect to the Receivables as those made by Seller pursuant to the Schedule of Representations, upon which the Issuer has relied in accepting the Other Conveyed Property and executing the Notes and upon which the Security Insurer has relied in issuing the Policy and upon which the Trustee has relied in authenticating the Notes. Upon discovery by any of AFS, the Seller, the Servicer, the Security Insurer, the Trustee or the Issuer of a breach of any of the representations and warranties of the Seller contained in Section 2.4 or of AFS in the Purchase Agreement, the Security Insurer or the Issuer in any Receivable (including any Liquidated Receivable), the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of AFS or the Seller. As of the second Accounting Date (or, at AFS's election, the first Accounting Date) following its discovery or its receipt of notice of any breach of the representations and warranties set forth on the Schedule of Representations which materially and adversely affects the interests of the Noteholders, the Security Insurer or the Issuer in any Receivable (including any Liquidated Receivable) AFS or the Seller shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Issuer and, on or before the related Deposit Date, AFS shall pay the Purchase Amount to the Issuer pursuant to Section 4.5. It is understood and agreed that, except as set forth in this Section 2.5, the obligation of AFS to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AFS or the Seller for such breach available to the Security Insurer, the Trustee on behalf of the Noteholders or the Issuer.

         In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller or AFS, AFS shall indemnify the Issuer, the Trustee, the Backup
Servicer, the Collateral Agent, the Security Insurer, the
Indenture Collateral Agent, the Issuer and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

         Section 2.6. NONPETITION COVENANT. None of the Seller, the Servicer, the Issuer, the Backup Servicer nor AFS shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         Section 2.7. COLLECTING LIEN CERTIFICATES NOT DELIVERED ON THE CLOSING DATE. In the case of any Receivable in respect of which written evidence from the Dealer selling the related Financed Vehicle that the Lien Certificate for such Financed Vehicle showing AFS as first lienholder has been applied for from the Registrar of Titles was delivered to the Custodian on the Closing Date in lieu of a Lien Certificate, the Servicer shall use its best efforts to collect such Lien Certificate from the Registrar of Titles as promptly as practicable. If such Lien Certificate showing AFS as first lienholder is not received by the Custodian within 180 days after the Closing Date then the representation and warranty in paragraph 5 of the Schedule of Representations in respect of such Receivable shall be deemed to have been incorrect in a manner that materially and adversely affects the Noteholders, the Security Insurer and the Issuer.

         Section 2.8. ISSUER'S ASSIGNMENT OF ADMINISTRATIVE RECEIVABLES AND WARRANTY RECEIVABLES. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer, the Seller or AFS, the Issuer shall take any and all actions reasonably requested by the Seller, AFS or Servicer, at the expense of the requesting party, to assign, without recourse, representation or warranty, to the Seller, AFS or the Servicer, as applicable, all the Issuer's right, title and interest in and to such purchased Receivable, all monies due thereon, the security interests in the related Financed Vehicles, proceeds from any Insurance Policies, proceeds from recourse against Dealers on such Receivables and the interests of the Issuer in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller, AFS or the Servicer, as applicable, shall thereupon own such Receivable, and all such security and documents, free of any further obligation to the Issuer, the Trustee, the Security Insurer, the Indenture Collateral Agent, the Noteholders or the Issuer with respect thereto.

         Section 2.9.       SPECIAL PURPOSE ENTITY.

         (a) The Seller shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those others are concerned, and particularly will use its best efforts to avoid the appearance of conducting business on behalf of any affiliate thereof or that the assets of the Seller are available to pay the creditors of AFS or AmeriCredit Corp. or any affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Seller.

         (b) The Seller shall maintain corporate records and books of account separate from those of AFS and AmeriCredit Corp., and the affiliates thereof. The Seller's books and records shall clearly reflect the transfer of the Receivables to the Issuer.

         (c) The Seller shall obtain proper authorization from its Board of Directors of all corporate action requiring such authorization, meetings of the Board of Directors of the Seller shall be held not less frequently than one time per annum.

         (d) The Seller shall obtain proper authorization from its shareholders of all corporate action requiring shareholder approval, meetings of the shareholders of the Seller shall be held not less frequently than one time per annum.

         (e) Although the organizational expenses of the Seller have been paid by AFS, the Seller shall pay its own operating expenses and liabilities from its own funds.

         (f) The annual financial statements of the Seller shall disclose the effects of the Seller's transactions in accordance with generally accepted accounting principles and shall disclose that the assets of the Seller are not available to pay creditors of AmeriCredit Corp. or the AFS or any affiliate thereof.

         (g) The resolutions, agreements and other instruments of the Seller underlying the transactions described in the Insurance Agreement and in the other Transaction Documents shall be continuously maintained by the Seller as official records of the Seller, separately identified and held apart from the records of AmeriCredit Corp. and AFS and each affiliate thereof.

         (h) The Seller shall maintain an arm's-length relationship with AmeriCredit Corp. and AFS and the affiliates thereof, and will not hold itself out as being liable for the debts of AmeriCredit Corp. or AFS or any affiliate thereof.

         (i) The Seller shall keep its assets and liabilities wholly separate from those of all other entities, including, but not limited to AmeriCredit Corp. and AFS and the affiliates thereof.

         (j) The books and records of the Seller will be maintained at the address designated herein for receipt of notices, unless the Seller shall otherwise advise the parties hereto in writing.

         Section 2.10. RESTRICTIONS ON LIENS. The Seller shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trustee for the benefit of the Noteholders and Financial Security, the Lien imposed by the Spread Account Agreement in favor of the Indenture Collateral Agent for the benefit of the Trustee and Financial Security, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AFS, the Seller or the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Indenture Collateral Agent, for the benefit of the Trustee for the Noteholders and Financial Security.

         Section 2.11. CREATION OF INDEBTEDNESS; GUARANTEES. The Seller shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness guaranteed or approved in writing by Financial Security other than the Transaction Documents. Without the prior written consent in writing of Financial Security, the Seller shall not assume guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

         Section 2.12.      OTHER ACTIVITIES.  The Seller shall not:

         (a) sell, transfer, exchange or otherwise dispose of any of its assets except as permitted under the Transaction Documents; or

         (b) engage in any business or activity other than in connection with this Agreement, the Spread Account Agreement and as permitted by its certificate of incorporation.

                              ARTICLE III
              ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 3.1. DUTIES OF THE SERVICER. The Servicer is hereby authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AFS is the Servicer, it shall comply with the policies and procedures attached hereto as Schedule C. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Issuer, the Trustee and the Security Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Issuer to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer (provided the Servicer has obtained the Issuer's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Receivable pursuant to Section 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Issuer shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Section 3.2. COLLECTION OF RECEIVABLE PAYMENTS; MODIFICATIONS OF RECEIVABLES; LOCKBOX AGREEMENTS.

         (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

         (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within the Monthly Period in which such due date occurs or
(ii) re-amortize the scheduled payments on the Receivable following a partial prepayment of principal.

         (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 3.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Issuer with respect to such Receivable, and is otherwise in the best interests of the Issuer; PROVIDED, HOWEVER, that:

                 (i) The aggregate period of all extensions on a Receivable shall not exceed four months;

                 (ii) In no event may a Receivable be extended beyond the Monthly Period immediately preceding the Final Scheduled Distribution Date;

                 (iii) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 3.2(b) and this Section 3.2(c)) without the consent of the Security

         Insurer or a Note Majority (if an Insurer Default shall have occurred and be continuing);

                 (iv) The aggregate Principal Balance of Receivables which may be extended during any Calendar Quarter shall not exceed 4.0% of the aggregate Principal Balance of Receivables as of the Accounting Date immediately prior to the first day of such Calendar Quarter; and

                 (v) No such extension, modification or amendment shall be granted more than 90 days after the Closing Date if such action would have the effect of causing such Receivable to be deemed to have been exchanged for another Receivable within the meaning of Section 1001 of the Internal Revenue
         Code of 1986, as amended, or any proposed, temporary or final Treasury Regulations issued thereunder.

         (d) The Servicer shall use its best efforts to cause Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Issuer pursuant to a Lockbox Agreement. The Servicer shall use its best efforts to cause any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Controlling Party, an Eligible Account satisfying clause (i) of the definition thereof.

         Prior to the Closing Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with remittance advices in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank. If and to the extent requested by the Controlling Party, the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor's bank account, to execute a new authorization for automatic payment which in the judgment of the Controlling Party is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Issuer. If at any time, the Lockbox Bank is unable to directly debit an Obligor's bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

         Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Issuer, Trustee and Noteholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof, PROVIDED, HOWEVER, that the foregoing shall not apply to any Backup Servicer for so long as a Lockbox Bank is performing its obligations pursuant to the terms of a Lockbox Agreement.

         In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Issuer, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) to the Issuer or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox established by the successor.

         (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Subcollection Account or to the Lockbox Bank for deposit into the Collection Account, in either case, without deposit into any intervening account and as soon as practicable, but in no event later than the Business Day after receipt thereof.

         Section 3.3.       REALIZATION UPON RECEIVABLES.

         (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by
Section 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Subcollection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 3.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Issuer any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Liquidation Proceeds with respect to such Receivable.

         (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Issuer to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Issuer, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Issuer and the Indenture Collateral Agent for the benefit of the Issuer Secured Parties. All amounts recovered shall be remitted directly by the Servicer as provided in Section 3.2(e).

         Section 3.4.       INSURANCE.

         (a) The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AFS and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the

Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 24 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. All policies of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

         (b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "Force-Placed Insurance"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Liquidation Proceeds with respect to the Receivable, as provided in Section 3.4(c).

         (c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Payments and then to the Insurance Add-On Amount. Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Issuer for the Purchase Amount on any subsequent Deposit Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

         (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Issuer and the Indenture Collateral Agent for the benefit of the Issuer Secured Parties.

         (e) The Servicer will cause itself and may cause the Issuer to be named as named insured under all policies of Collateral Insurance.

         Section 3.5.       MAINTENANCE OF SECURITY INTERESTS IN VEHICLES.

         (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Issuer as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Indenture Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Issuer as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Indenture Collateral Agent, the Servicer hereby agrees that AFS's designation as the secured party on the certificate of title is in its capacity as agent of the Indenture Collateral Agent.

         (b) Upon the occurrence of an Insurance Agreement Event of Default, the Security Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Trustee and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Issuer by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent. AFS hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Issuer, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; PROVIDED, HOWEVER, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trustee in connection with such action shall be reimbursed to the Servicer or the Trustee, as applicable, by the Controlling Party. AFS hereby appoints the Trustee as its attorney-in-fact to take any and all steps required to be performed by AFS pursuant to this Section 3.5(b), including execution of certificates of title or any other documents in the name and stead of AFS, and the Trustee hereby accepts such appointment.

         Section 3.6. COVENANTS, REPRESENTATIONS, AND WARRANTIES OF SERVICER. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Issuer relies in accepting the Receivables and issuing the Notes, on which the Trustee relies in authenticating the Notes and on which the Security Insurer relies in issuing the Policy.

         (a)     The Servicer covenants as follows:

                 (i) LIENS IN FORCE. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                 (ii) NO IMPAIRMENT. The Servicer shall do nothing to impair the rights of the Issuer or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Other Conveyed Property; and

                 (iii) NO AMENDMENTS. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 3.2.

                 (iv)    RESTRICTIONS ON LIENS.  The Servicer shall not
         (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trustee for the benefit of the Noteholders and Financial Security, the Lien imposed by the Spread Account Agreement in favor of the Indenture
         Collateral Agent for the benefit of the Trustee and Financial Security, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AFS, the Servicer or the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Indenture Collateral Agent, for the benefit of the Trustee for the Noteholders and Financial Security.

         (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself:

                 (i)     REPRESENTATIONS AND WARRANTIES.  The
         representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than AFS;

                 (ii) ORGANIZATION AND GOOD STANDING. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

                 (iii) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

                 (iv) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Related
         Documents have been duly authorized by the Servicer by all necessary corporate action;

                 (v) BINDING OBLIGATION. This Agreement and the Servicer's Related Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                 (vi) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Servicer's Related Documents, and the fulfillment of the terms of this Agreement and the Servicer's Related Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

                 (vii) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

                 (viii) NO CONSENTS. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

         Section 3.7. PURCHASE OF RECEIVABLES UPON BREACH OF COVENANT. Upon discovery by any of the Servicer, the Security Insurer, the Issuer or the Trustee of a breach of any of the covenants set forth in Sections 3.5(a) or 3.6(a), the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of AFS as Servicer under this Section 3.7.
As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.5(a) or 3.6(a) which materially and adversely affects the interests of the Noteholders, the Issuer or the Security Insurer in any Receivable (including any Liquidated Receivable) (or, at AFS's election, the first Accounting Date so following), AFS shall, unless such breach shall have been cured in all material respects, purchase from the Issuer the Receivable affected by such breach and, on the related Deposit Date, AFS shall pay the related Purchase Amount. It is understood and agreed that the obligation of AFS to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AFS for such breach available to the Security Insurer, the Noteholders, the Issuer or the Trustee on behalf of Noteholders; PROVIDED, HOWEVER, that AFS shall indemnify the Issuer, the Backup Servicer, the Collateral Agent, the Security Insurer, the Trustee and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

         Section 3.8.       TOTAL SERVICING FEE; PAYMENT OF CERTAIN
EXPENSES BY SERVICER. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Basic Servicing Fee and any Supplemental Servicing Fee for the related Monthly Period pursuant to Section 4.6. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Noteholders or the Security Insurer and all other fees and expenses of the Issuer, except taxes levied or assessed against the Issuer, and claims against the Issuer in respect of indemnification, which taxes and claims in respect of indemnification against the Issuer are expressly stated to be for the account of AFS). The Servicer shall be liable for the fees and expenses of the Issuer, the Indenture Collateral Agent, the Trustee, the Custodian, the Backup Servicer, the Collateral Agent, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants. Notwithstanding the foregoing if the Servicer shall not be AFS, a successor to AFS as Servicer permitted by Section 7.2 shall not be liable for taxes levied or assessed against the Issuer or claims against the Issuer in respect of indemnification.

         Section 3.9. SERVICER'S CERTIFICATE. No later than 10:00 am. New York City time on each Determination Date, the Servicer shall deliver to the Issuer, the Trustee, the Backup Servicer, the Security Insurer, the Collateral Agent and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing among other things, (i) all information necessary to enable the Trustee to make any withdrawal and deposit required by Section 5.1, to give any notice required by Section 5.1(b), to make the distributions required by Sections 4.6, (ii) all information necessary to enable the Trustee to send the statements to Noteholders and the Security Insurer required by Section 4.8, (iii) a listing of all Warranty Receivables and Administrative Receivables purchased as of the related Deposit Date, identifying the Receivables so purchased and (iv) all information necessary to enable the Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Monthly Period and Distribution Date, including the accounting required by Section 4.8. Receivables purchased by the Servicer or by the Seller or AFS on the related Deposit Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Monthly Period shall be identified by account number (as set forth in the Schedule of Receivables). A copy of such certificate may be obtained by any Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office. In addition to the information set forth in the preceding sentence, the Servicer's Certificate delivered to the Security Insurer, the Collateral Agent and the Trustee on the Determination Date shall also contain the following information: (a) the

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


Delinquency Ratio, Average Delinquency Ratio, Default Ratio, Average Default Ratio, Net Loss Ratio and Average Net Loss Ratio for such Determination Date;
(b) whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

         Section 3.10. ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF SERVICER TERMINATION EVENT.

         (a) The Servicer shall deliver to the Issuer, the Trustee, the Backup Servicer, the Security Insurer, the Noteholders and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 1996, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of June 30 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Issuer, the Trustee, the Backup Servicer, the Security Insurer, the Noteholders, the Collateral Agent, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1(a). The Seller or the Servicer shall deliver to the Issuer, the Trustee, the Backup Servicer, the Security Insurer, the Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 8.1.

         Section 3.11.      ANNUAL INDEPENDENT ACCOUNTANTS' REPORT.

         (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Issuer, the Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 1996, with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountants' Report") addressed to the Board of Directors of the Servicer, to the Issuer, the Trustee, the Backup Servicer and to the Security Insurer, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon in connection with the audit report on the financial statements of AmeriCredit Corp. and that (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances;
(2) the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, and (3) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates including the delinquency, default and loss statistics required to be specified therein and except as disclosed in the Accountants' Report, no exceptions or errors in the Servicer's Certificates were found.

         (b) A copy of the Accountants' Report may be obtained by any Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         Section 3.12.      ACCESS TO CERTAIN DOCUMENTATION AND
INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to representatives of the Issuer, Trustee, the Backup Servicer, the Noteholders and the Security Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 3.13. MONTHLY TAPE. On or before the third Business Day, but in no event later than the fifth calendar day, of each month, the Servicer will deliver to the Trustee and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Trustee and the Backup Servicer) in a format acceptable to the Trustee and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section 4.3. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Trustee and the Backup Servicer) to verify the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall certify to the Controlling Party that it has verified the Servicer's Certificate in accordance with this Section
3.13 and shall notify the Servicer and the Controlling Party of any discrepancies, in each case, on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party deliver to the Backup Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer.
The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

         Section 3.14. RETENTION AND TERMINATION OF SERVICER. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on September 30, 1995, which term shall be extendible by the Controlling Party for successive quarterly terms ending on each successive December 31, March 31, June 30 and September 30 (or, pursuant to revocable written standing instructions from time to time to the Servicer, the Trustee and the Issuer, for any specified number of terms greater than one), until the Notes are paid in full. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Security Insurer to the Issuer, the Trustee and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing the Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Security Insurer, the Trustee will, within five days thereafter, give written notice of such non-receipt to the Issuer, the Security Insurer and the Servicer.

         Section 3.15. DUTIES OF THE SERVICER UNDER THE INDENTURE. The Servicer (or AFS, as noted below if it is not the Servicer hereunder) shall, and hereby agrees that it will, perform on behalf of the Issuer the following duties of the Issuer under the Indenture (references are to the applicable Sections in the Indenture):

         (a) the direction to the Paying Agents, if any, to deposit moneys with the Trustee (Section 3.3);

         (b) the Servicer, or AFS if AFS is not the Servicer hereunder, with respect to the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity


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

and enforceability of the Indenture, the Notes, the Indenture Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4);

         (c) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 3.5);

         (d) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section
3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with
Section 3.9 of the Indenture, as to compliance with the Indenture (Sections
3.6 and 3.9);

         (e) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

         (f) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

         (g) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.8 and 6.10);

         (h) the preparation of Issuer Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.2 and 8.3);

         (i) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.1, 9.2 and 9.3);

         (j) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Trustee or the Indenture Collateral Agent to take any action under the Indenture (Section 11.1(a));


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

         (k) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b)); and

         (l)     the recording of the Indenture, if applicable (Section
11.15).

         Section 3.16. FIDELITY BOND AND ERRORS AND OMISSIONS POLICY. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

                              ARTICLE IV
               DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS

         Section 4.1.       TRUST ACCOUNTS.

         (a) The Indenture Collateral Agent shall establish the Collection Account in the name of the Indenture Collateral Agent for the benefit of the Issuer Secured Parties (as defined in the Indenture). The Collection Account shall be a segregated trust account established by the Indenture Collateral Agent with a depository institution acceptable to the Controlling Party, and initially maintained with the Indenture Collateral Agent.

         (b) The Indenture Collateral Agent shall establish the Note Distribution Account in the name of the Indenture Collateral Agent for the benefit of the Issuer Secured Parties. The Note Distribution Account shall be a segregated trust account established by the Indenture Collateral Agent with a depository institution acceptable to the Controlling Party, and initially maintained with the Indenture Collateral Agent.

         (c) All amounts held in the Collection Account and the Note Distribution Account (collectively, the "Trust Accounts") shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Indenture Collateral Agent, as directed by the Servicer (or, if the Servicer fails to so direct, as directed by the Controlling Party), in Eligible Investments that, in the case of amounts held in the Collection Account and the Note Distribution Account mature not later than one Business
Day prior to the Distribution Date for the Monthly Period to which such amounts


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

relate. Any such written direction shall certify that any such investment is authorized by this Section 4.1. Investments in Eligible Investments shall be made in the name of the Indenture Collateral Agent on behalf of the Issuer, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Trust Accounts shall be made in Eligible Investments held by a financial institution with respect to which
(a) such institution has noted the Indenture Collateral Agent's interest therein by book entry or otherwise and (b) a confirmation of the Indenture Collateral Agent's interest has been sent to the Indenture Collateral Agent by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in the Texas UCC, and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation as such term is used in the New York UCC and the Texas UCC, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Collateral Agent's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Indenture Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Collateral Agent in a manner which complies with this
Section 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to Section 4.6 hereof. The Servicer shall deposit in the applicable Trust Account an amount equal to any net loss on such investments immediately as realized.

         (d) On the Closing Date, the Servicer shall deliver to the Trustee for deposit in the Collection Account (i) all Scheduled Payments and prepayments of Receivables received by the Servicer after the Cutoff Date and on or prior to the Business Day immediately preceding the Closing Date or received by the Lockbox Bank after the Cutoff Date and on or prior to the second Business Day immediately preceding the Closing Date and (ii) all Liquidation Proceeds and proceeds of Insurance Policies realized in respect of a Financed Vehicle and applied by the Servicer after the Cutoff Date.


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

         Section 4.2.       COLLECTIONS.

         (a) The Servicer shall establish the Subcollection Account in the name of the Indenture Collateral Agent for the benefit of the Noteholders. The Subcollection Account shall be an Eligible Account satisfying clause (i) of the definition of "Eligible Account," and shall initially be established with First Interstate Bank, N.A. The Servicer shall remit directly to the Subcollection Account without deposit into any intervening account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds received by the Servicer, in each case, as soon as practicable, but in no event later than the Business Day after receipt thereof. Within two days of deposit of payments into the Subcollection Account, the Servicer shall cause all amounts credited to the Subcollection Account on account of such payments to be transferred to the Collection Account. Amounts in the Subcollection Account shall not be invested.

         (b) Notwithstanding the provisions of subsection (a) hereof, the Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Monthly Period for amounts previously deposited in the Collection Account but later determined by the Servicer or the Lockbox Bank to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 4.6(i) upon certification by the Servicer of such amounts and the provision of such information to the Trustee and the Security Insurer as may be necessary in the opinion of the Trustee and the Security Insurer to verify the accuracy of such certification. In the event that the Security Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section 4.2(b), the Security Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trustee notice to such effect, following receipt of which the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 4.6, or if the Servicer prior thereto has been reimbursed pursuant to Section 4.6 or Section 4.8, the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date.

         Section 4.3. APPLICATION OF COLLECTIONS. For the purposes of this Agreement, all collections for a Monthly Period shall be applied by the Servicer as follows:

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


         (a) With respect to each Receivable, payments by or on behalf of the Obligor thereof (other than of Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal with respect to such Receivable in accordance with the Simple Interest Method, whether or not such Receivable is a Simple Interest Receivable. With respect to each Liquidated Receivable, Liquidation Proceeds shall be applied to interest and principal with respect to such Receivable in accordance with the Simple Interest Method. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to a Liquidated Receivable.

         (b) With respect to each Receivable that has become a Purchased Receivable on any Deposit Date, the Purchase Amount shall be applied, for purposes of this Agreement only, to interest and principal on the Receivable in accordance with the Simple Interest Method as if the Purchase Amount had been paid by the Obligor on the Accounting Date. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to a Purchased Receivable. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

         (c) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 4.6(i).

         (d) All payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Accounting Date immediately preceding the Deposit Date on which the Purchase Amount was paid by the Seller, AFS or the Servicer shall be paid to the Seller, AFS or the Servicer, respectively, and shall not be included in the Available Funds.

         Section 4.4. NET DEPOSITS. Subject to payment by the Servicer of amounts otherwise payable pursuant to Section 4.6(ii) and provided that no Servicer Termination Event shall have occurred and be continuing with respect to such Servicer, the Servicer may make the remittances to be made by it pursuant to Sections 4.2, 4.3 and 4.5 net of amounts (which amounts may be netted prior to any such remittance for a Monthly Period) to be distributed to it pursuant to Sections 3.8,4.2(b) and 4.6(i); PROVIDED, HOWEVER, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately, and, PROVIDED, FURTHER that if an error is


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

made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from the Trustee, of such error.

         Section 4.5. ADDITIONAL DEPOSITS. On or before each Deposit Date, the Servicer, the Seller or AFS shall deposit in the Collection Account the aggregate Purchase Amounts with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits of Purchase Amounts shall be made in immediately available funds. On or before each Draw Date, the Trustee shall deposit in the Collection Account any amounts delivered to the Trustee by the Collateral Agent pursuant to Section 5.1.

         Section 4.6. DISTRIBUTIONS. On each Distribution Date, the Trustee shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) distribute the following amounts and in the following order of priority:

                 (i) first, from the Distribution Amount, to the Servicer, the Basic Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for the related Monthly Period, and any amounts specified in Section 4.2(b);

                 (ii) second, from the Distribution Amount, to the Trustee, any accrued and unpaid fees and expenses of the Trustee in accordance with the Indenture; to any Lockbox Bank, Custodian, Backup Servicer, Collateral Agent, or Indenture Collateral Agent (including the Issuer or Trustee if acting in any such additional capacity), any accrued and unpaid fees and expenses (in each case, to the extent such Person has not previously received such amount from the Servicer or AFS);

                 (iii) third, from the Distribution Amount, to the Note Distribution Account, an amount equal to the Noteholders' Interest Distributable Amount for such
         Distribution Date;

                 (iv) fourth, from the Distribution Amount, to the Note Distribution Account, an amount equal to the Noteholders' Principal Distributable Amount for such Distribution Date or, when an Insurer Default shall have occurred and be continuing the Noteholders' Special Principal Distributable Amount for such Distribution Date;

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


                 (v) fifth, from the Distribution Amount, to the Security Insurer, to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid, whether or not AFS is also obligated to pay such amounts; and

                 (vi) sixth, any remaining Available Funds to the Collateral Agent for deposit in the Spread Account, such amounts representing the Credit Enhancement Fee payable on a subordinated basis to the Seller.

         Section 4.7. TRUSTEE AS AGENT. The Trustee, in making distributions as provided in this Agreement, shall act solely on behalf of and as agent for the Noteholders.

         SECTION 4.8. STATEMENTS TO NOTEHOLDERS. On each Distribution Date, the Trustee shall include with each distribution to each Noteholder, a statement (which statement shall also be provided to the Security Insurer and to each Rating Agency) based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, setting forth for the Monthly Period relating to such Distribution Date the following information:

                 (i) the amount of such distribution allocable to principal;

                 (ii) the amount of such distribution allocable to interest;

                 (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Policy and the amount remaining in the Spread Account;

                 (iv) the outstanding principal balance of the Notes (after giving effect to distributions made on such Payment
         Date);

                 (v) the amount of fees paid by the Trustee with respect to such Monthly Period;

                 (vi) the Note Pool Factor (after giving effect to distributions made on such Distribution Date);

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


                 (vii) the Delinquency Ratio, Average Delinquency Ratio, Default Ratio, Average Default Ratio, Net Loss Ratio and Average Net Loss Ratio for such Determination Date;

                 (viii) whether any Trigger Event has occurred as of such Determination Date;

                 (ix) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date;

                 (x) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

Each amount set forth pursuant to subclauses (i) through (iv) above may be expressed as a dollar amount per $1,000 of original principal balance of a Note.

         Section 4.9. ELIGIBLE ACCOUNTS. Any account which is required to be established as an Eligible Account pursuant to this Agreement and which ceases to be an Eligible Account shall within 5 Business Days (or such longer period, not to exceed 30 days, as to which each Rating Agency and the Security Insurer may consent) be established as a new account which shall be an Eligible Account and any cash and/or any investments shall be transferred to such new account.

         Section 4.10. OPTIONAL DEPOSITS BY THE SECURITY INSURER. The Security Insurer shall at any time, and from time to time, have the option (but shall not be required) to deliver amounts to the Trustee for any of the following purposes as specified to the Trustee: (1) to provide funds in respect of the payment of fees or expenses of any Person referenced in
Section 4.6(ii), (2) as a component of Available Funds for distribution on a Distribution Date in reduction of the Note Balance to the extent that but for such distribution the Note Balance would exceed the Aggregate Principal Balance as of the related Determination Date, and (3) as a component of Available Funds for distribution on a Distribution Date in respect of the Noteholders' Interest Distributable Amount or Noteholders' Principal Distributable Amount for such Distribution Date, to the extent that without such distribution a draw would be made on the Policy on such Distribution Date.


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

                                  ARTICLE V
                             THE SPREAD ACCOUNT

         Section 5.1. WITHDRAWALS FROM SPREAD ACCOUNT IN RESPECT OF DEFICIENCY CLAIM AMOUNT.

         (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the sum of the amount of the Available Funds deposited in the Collection Account with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (i) through (v) of Section 4.6 for the related Distribution Date (such deficiency being a "Deficiency Claim Amount") then on the Deficiency Claim Date immediately preceding such Distribution Date, the Trustee shall deliver to the Collateral Agent, the Security Insurer, the Issuer and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Distribution Date.

         (b) Any Deficiency Notice shall be delivered by 10:00 am., New York City time, on the Deficiency Claim Date immediately preceding such Distribution Date. The Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) distributed by the Collateral Agent to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to Section 4.5 on such Deficiency Claim Date.

         Section 5.2. WITHDRAWALS FROM SPREAD ACCOUNT IN RESPECT OF NOTEHOLDERS' EXCESS PRINCIPAL DISTRIBUTABLE AMOUNT OR FOLLOWING
THE OCCURRENCE OF AN INSURER DEFAULT.

         (a) So long as an Insurer Default shall not have occurred and be continuing, in the event that the Servicer's Certificate with respect to any Determination Date shall state that the next succeeding Distribution Date is a Trigger Date, or in the event that the Trustee has received notice from the Security Insurer of the occurrence of an Insurance Agreement Event of Default, no later than 10 a.m. New York City time on the Deficiency Claim Date immediately preceding such Distribution Date, the Trustee shall deliver to the Collateral Agent, the Security Insurer, the Issuer and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Trigger Notice"). Such Trigger


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

Notice shall state that such Distribution Date is a Trigger Date, and for the purpose of the Collateral Agent's calculation of the Noteholders' Excess Principal Distributable Amount, shall state the Aggregate Principal Balance as of the related Determination Date and the Note Balance (after giving effect to distribution of the Noteholders' Principal Distributable Amount with respect to such Distribution Date). Upon receipt of the Noteholders' Excess Principal Distributable Amount, the Trustee shall deposit such amount directly into the Note Distribution Account.

         (b) So long as an Insurer Default shall have occurred and be continuing, no later than 10 a.m. New York City time on each Deficiency Claim Date, the Trustee shall deliver to the Collateral Agent, the Security Insurer, the Issuer and the Servicer, by hand delivery, telex or facsimile transmission, a notice requesting the Collateral Agent to deliver on the next succeeding Distribution Date to the Trustee all amounts, if any, on deposit in the Spread Account, including amounts, if any, deposited into the Spread Account on such Distribution Date. Upon receipt of any such amounts, the Trustee shall deposit such amounts directly into the Note Distribution Account.

                              ARTICLE VI
                              THE SELLER

         Section 6.1.       LIABILITY OF SELLER.

         (a) The Seller shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Seller and the representations made by the Seller.

         Section 6.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF SELLER; AMENDMENT OF CERTIFICATE OF INCORPORATION.

         (a) The Seller shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Seller's business without the prior written consent of the Controlling Party. The certificate of incorporation of any corporation (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Seller shall be a party, or (iii) succeeding to the business of Seller, shall contain provisions relating to limitations on business and other matters substantively identical


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

to those contained in the Seller's certificate of incorporation. Any such successor corporation shall execute an agreement of assumption of every obligation of the Seller under this Agreement and each Related Document and, whether or not such assumption agreement is executed, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide prompt notice of any merger, consolidation or succession pursuant to this Section 6.2 to the Issuer, the Trustee, the Security Insurer, the Noteholders and the Rating Agencies. Notwithstanding the foregoing, the Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Seller's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.4 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (y) the Seller shall have delivered to the Issuer, the Trustee and the Security Insurer an officer's certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and
(z) the Seller shall have delivered to the Issuer, the Trustee and the Security Insurer an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

         (b) The Seller hereby agrees that it shall not (i) take any action prohibited by Article XVI of its certificate of incorporation or (ii) without the prior written consent of the Issuer and the Trustee and the Controlling Party and without giving prior written notice to the Rating Agencies, amend Article III, Article IX, Article XIV or Article XVI of its certificate of incorporation.

         Section 6.3. LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director or officer or employee or agent of the


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

Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

         Section 6.4. SELLER MAY OWN NOTES. Each of the Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof except as otherwise specifically provided herein or in the Related Documents. Notes so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement or any Related Document, without preference, priority, or distinction as among all of the Notes, PROVIDED THAT any Notes owned by the Seller or any Affiliate thereof, during the time such Notes are owned by them, shall be without voting rights for any purpose set forth in this Agreement or any Related Document. The Seller shall notify the Issuer, the Trustee and the Security Insurer promptly after it or any of its Affiliates become the owner or pledgee of a Note.

                               ARTICLE VII
                                SERVICER

         Section 7.1.       LIABILITY OF SERVICER; INDEMNITIES.

         (a) The Servicer (in its capacity as such and, in the case of AFS, without limitation of its obligations under the Purchase Agreement) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

         (b) The Servicer shall defend, indemnify and hold harmless the Issuer, the Trustee, the Indenture Collateral Agent, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;


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

         (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustee, the Indenture Collateral Agent, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Issuer or the issuance and original sale of the Notes) and costs and expenses in defending against the same; and

         (d) The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustee, the Indenture Collateral Agent, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Trustee, the Backup Servicer, the Security Insurer or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         (e) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

         (f) AFS, in its individual capacity, hereby acknowledges that the indemnification provisions in the Purchase Agreement benefiting the Issuer, the Trustee and the Backup Servicer are enforceable by each hereunder.

         Section 7.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF THE SERVICER OR BACKUP SERVICER.

         (a) AFS shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an

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

entirety to another Person, or permit any other Person to become the successor to AFS's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of AFS contained in this Agreement and shall be acceptable to the Controlling Party, and, if an Insurer Default shall have occurred and be continuing, shall be an Eligible Servicer. Any corporation into which AFS may be merged or consolidated, (ii) resulting from any merger or consolidation to which AFS shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of AFS, or (iv) succeeding to the business of AFS, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AFS under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AFS under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release AFS from any obligation. AFS shall provide notice of any merger, consolidation or succession pursuant to this Section 7.2(a) to the Issuer, the Trustee, the Noteholders, the Security Insurer and each Rating Agency. Notwithstanding the foregoing, AFS shall not merge or consolidate with any other Person or permit any other Person to become a successor to AFS's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) AFS shall have delivered to the Issuer, the Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AFS shall have delivered to the Issuer, the Trustee and the Security Insurer an Opinion of Counsel, stating in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.


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

         (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

         Section 7.3. LIMITATION ON LIABILITY OF SERVICER, BACKUP SERVICER AND OTHERS.

         (a) Neither AFS, the Backup Servicer nor any of the directors or officers or employees or agents of AFS or Backup Servicer shall be under any liability to the Issuer or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect AFS, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; PROVIDED FURTHER that this provision shall not affect any liability to indemnify the Issuer and the Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Issuer or the Trustee, each in its individual capacity. AFS, the Backup Servicer and any director, officer, employee or agent of AFS or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Issuer, the Trustee, the Seller, the Security Insurer and the Noteholders shall look only to the Servicer to perform such obligations.

         (c) The parties expressly acknowledge and consent to LaSalle National Bank acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacities as Trustee and Indenture Collateral Agent. LaSalle National Bank may, in such dual capacity, discharge its separate functions fully, without hinderance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by LaSalle of express duties set forth in the this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of gross negligence and willful misconduct by LaSalle National Bank .

         Section 7.4. DELEGATION OF DUTIES. The Servicer may delegate duties under this Agreement to an Affiliate of AFS with the prior written consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing), the Trustee, the Issuer and the Backup Servicer. The Servicer also may at any time perform the specific duty of repossession of Financed Vehicles through sub-contractors who are in the business of servicing automotive receivables and the specific duty of tracking Financed Vehicles' insurance through sub-contractors, in each case, without the consent of the Security Insurer and may perform other specific duties through such sub-contractors in accordance with Servicer's customary servicing policies and procedures, with the prior consent of the Security Insurer; PROVIDED, HOWEVER, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing neither AFS or any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Security Insurer, the Trustee, the Issuer and the Backup Servicer.

         Section 7.5. SERVICER AND BACKUP SERVICER NOT TO RESIGN. Subject to the provisions of Section 7.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Security Insurer (so long as an Insurer Default shall not have occurred and

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

be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Issuer, the Trustee and the Security Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing the Backup Servicer or an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; PROVIDED, HOWEVER, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 7.5, the Backup Servicer may petition a court for its removal.

                          ARTICLE VIII
                    SERVICER TERMINATION EVENTS

         Section 8.1. SERVICER TERMINATION EVENT. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

         (a) Any failure by the Servicer to deliver to the Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement (or, if AFS is the Servicer, the Purchase Agreement) that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trustee or (unless an Insurer Default shall

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

have occurred and be continuing) the Security Insurer or after discovery of such failure by a Responsible Officer of the Servicer;

         (b) Failure by the Servicer to deliver to the Trustee, the Issuer and (so long as an Insurer Default shall not have occurred and be continuing) the Security Insurer the Servicer's
Certificate by the fourth Business Day prior to the Distribution
Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.2(a);

         (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement (or, if AFS is the Servicer, the Purchase
Agreement), which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Policy), or of the Security
Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer, the Trustee or the Security Insurer (or, if an Insurer Default shall have occurred and be continuing any Noteholder);

         (d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

         (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar

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

official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

         (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in Section 2.4(a)), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Issuer, the Trustee or the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

         (g) So long as an Insurer Default shall not have occurred and be continuing, the Security Insurer shall not have delivered a Servicer Extension Notice pursuant to Section 3.14; or

         (h) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default or under any other Insurance and Indemnity Agreement relating to any Series an Event of Default thereunder shall have occurred; or

         (i)     A claim is made under the Policy.

         Section 8.2. CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing either the Trustee, (to the extent it has knowledge thereof) the Issuer or a Note Majority), by notice given in writing to the Servicer (and to the Trustee and the Issuer if given by the Security Insurer or the Noteholders) or by non-extension of the term of the Servicer as referred to in
Section 3.14 may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes or the

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

Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); PROVIDED, HOWEVER, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Issuer as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer or a successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 3.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the successor Servicer's expense. The terminated Servicer shall grant the Issuer, the Trustee, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

         Section 8.3.    APPOINTMENT OF SUCCESSOR.

         (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.2, upon non-extension of the

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

servicing term as referred to in Section 3.14, or upon the resignation of the Servicer pursuant to Section 7.5, the Backup Servicer (unless the Security Insurer shall have exercised its option pursuant to Section 8.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Issuer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in Section 3.14 and to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

         (b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup
Servicer at the time, and (without limiting its obligations under the Policies) shall have no liability to the Issuer, the Trustee, AFS, the Seller, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trustee, a Note Majority or the Issuer may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 7.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 8.2, the resignation of the Servicer pursuant to
Section 7.5 or the non-extension of the servicing term of the Servicer, as referred to in Section 3.14. If upon the termination of the Servicer pursuant to Section 8.2 or the resignation of the Servicer pursuant to Section 7.5, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

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

         (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Security Insurer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by such breaching Backup Servicer in its individual capacity and solely out of its own funds. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Security Insurer and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable as provided in the Spread Account Agreement and shall in no event exceed $150,000. In addition, any successor Servicer shall be entitled, as provided in the Spread Account Agreement, to reasonable transition expenses incurred in acting as successor Servicer.

         Section 8.4. NOTIFICATION TO NOTEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Issuer shall give prompt written notice thereof to each Rating Agency, and the Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

         Section 8.5. WAIVER OF PAST DEFAULTS. The Security Insurer or (if an Insurer Default shall have occurred and be continuing) a Note Majority may, on behalf of all Holders of Notes, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

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

                          ARTICLE IX
                         TERMINATION

         Section 9.1. OPTIONAL PURCHASE OF ALL RECEIVABLES. On each Determination Date as of which the outstanding principal balance of the Notes is equal to or less than 10% of the original principal amount of the Notes, the Servicer shall have the option to purchase the Receivables (with the consent of the Security Insurer, if a claim has previously been made under the Policy or if such purchase would result in a claim on the Policy or if such purchase would result in any amount owing and remaining unpaid under the Transaction Documents to the Security Insurer or any other Person). To exercise such option, the Servicer shall pay the aggregate Purchase Amounts for the Receivables and shall succeed to all interests in and to the Receivables; PROVIDED, HOWEVER, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal and interest then due and payable on the Notes. The party exercising such option to repurchase shall deposit the aggregate Purchase Amounts for the Receivables into the Collection Account, and the Trustee shall distribute the amounts so deposited in accordance with Section 4.6.


                            ARTICLE X
                      MISCELLANEOUS PROVISIONS

         Section 10.1.   AMENDMENT.

         (a) This Agreement may be amended by the Seller, the Servicer and the Issuer, with the prior written consent of the Trustee and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of any of the Noteholders, (i) to cure any ambiguity,
(ii) to correct or supplement any provisions in this Agreement or
(iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders.

         (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer with the prior written consent of the Trustee and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with

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

the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any
Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; PROVIDED, HOWEVER, that, subject to the express rights of the Security Insurer under the Related Documents, including its rights to agree to certain modifications of the Receivables pursuant to Section
3.2 and its rights to cause the Indenture Collateral Agent to liquidate the Collateral under the circumstances and subject to the provisions of Section 5.04 of the Indenture, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions required to be made on any Note or the Note Interest Rate, (b) amend any provisions of Section 4.6 in such a manner as to affect the priority of payment of interest or principal to Noteholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

         (c) Prior to the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to the Trustee.

         (e) Prior to the execution of any amendment to this Agreement, the Issuer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 10.2(i). The Issuer may, but shall not be obligated to, enter into any such amendment which affects the Issuer's own rights, duties or immunities under this Agreement or otherwise.

         Section 10.2. PROTECTION OF TITLE TO THE RECEIVABLES AND OTHER CONVEYED PROPERTY.

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

         (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the Indenture Collateral Agent in the Receivables and Other Conveyed Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Issuer, the Indenture Collateral Agent and the Security Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller, the Servicer nor the Issuer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Issuer, the Trustee and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) at least 60 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

         (c) Each of the Seller, the Servicer and the Issuer shall give the Trustee and the Security Insurer at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection
Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records
(including any backup archives) that refer to any Receivable

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

indicate clearly (with reference to the Issuer) that the Receivable is owned by the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full or repurchased by the Seller or Servicer.

         (f) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuer unless such Receivable has been paid in full or repurchased by the Seller or Servicer.

         (g) The Servicer shall permit the Issuer, the Trustee, the Backup Servicer, the Noteholders, the Security Insurer and their respective agents, at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Other Conveyed Property.

         (h) The Servicer shall furnish to the Issuer, the Trustee, the Backup Servicer and the Security Insurer at any time upon request a list of all Receivables then held by Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Issuer. Upon request, the Servicer shall furnish a copy of any list to the Seller. The Issuer shall hold any such list and Schedule of Receivables for examination by interested parties during normal business hours at the offices of the Servicer upon reasonable notice by such Persons of their desire to conduct an examination.

         (i) The Seller and the Servicer shall deliver to the Issuer, the Trustee and the Security Insurer simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 10.2(b) or (c), an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Collateral Agent in the Receivables and the Other Conveyed Property, and reciting, the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

         (j) The Servicer shall deliver to the Issuer, the Trustee and the Security Insurer, on or before July 1 of each calendar year commencing in 1996, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Collateral Agent in the Receivables and the Other Conveyed Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

         Section 10.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         Section 10.4. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

         Section 10.5. ASSIGNMENT. Notwithstanding anything to the contrary contained in this Agreement, except as provided in
Section 7.2 or Section 8.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer), this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Issuer, the Trustee and the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, the Issuer, the Trustee and a Note Majority).

         Section 10.6. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
The Security Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement. Except as expressly stated otherwise herein or in the Related Documents, any right of the Security Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Security Insurer in its sole and absolute discretion.

         Section 10.7. DISCLAIMER BY SECURITY INSURER. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Issuer and the Trustee.

         Section 10.8. COUNTERPARTS. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 10.9. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of AFS, the Seller or the Servicer, at the following address: AmeriCredit Receivables Finance Corp.
1995-A, 200 Bailey Avenue, Fort Worth, Texas 76107-1220,
Attention: Chief Financial Officer, (b) in the case of the Trustee and, for so long as the Trustee is the Backup Servicer or the Collateral Agent, at LaSalle National Bank, 135 S. LaSalle Street, Suite 200, Chicago, Illinois 60603-4105, Attention:
Asset-Backed Securities Trust Services Department, (c) in the case of each Rating Agency, 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department (for Moody's) and 26 Broadway, New York, New York 10004 (for Standard & Poor's),
Attention: Asset-Backed Surveillance), and (d) in the case of the Security Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department, Telex No.: (212) 688-3103, Confirmation: (212) 826-0100,

Telecopy Nos.: (212)339-3518, (212)339-3529, (in each case
in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head-Financial Guaranty Group "URGENT MATERIAL ENCLOSED"), or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register (as the case may be), and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

         IN WITNESS WHEREOF, the Issuer, the Seller, AFS, the
Servicer and the Backup Servicer have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                   ISSUER:

                   AMERICREDIT RECEIVABLES FINANCE
                   CORP. 1995-A

                   By _______________________________________
                   Name: Preston A. Miller
                   Title: Vice President and Controller


                   SELLER:

                   AMERICREDIT RECEIVABLES CORP.


                   By _______________________________________
                   Name: Preston A. Miller
                   Title: Vice President and Controller

                   AMERICREDIT FINANCIAL SERVICES, INC.

                   In its individual capacity and as
                   Servicer


                   By _______________________________________
                   Name: Preston A. Miller
                   Title: Vice President and Controller



                   BACKUP SERVICER:

                   LASALLE NATIONAL BANK


                   By _______________________________________
                   Name: ____________________________________
                   Title: Corporate Trust Officer

Acknowledged and Accepted:

LASALLE NATIONAL BANK,
not in individual capacity but as Trustee,


By ___________________________________
Name:
Title:  Corporate Trust Officer


FINANCIAL SECURITY ASSURANCE INC.


By ___________________________________
Name:
Title:  Authorized Officer

                               SCHEDULE A

                         SCHEDULE OF RECEIVABLES

                               SCHEDULE B

              REPRESENTATIONS AND WARRANTIES OF SELLER AND AFS

         1. CHARACTERISTICS OF RECEIVABLES. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance with AFS's credit policies and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by AFS from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with AFS and was validly assigned by such Dealer to AFS pursuant to a Dealer Assignment, (B) was purchased by the Seller from AFS and was validly assigned by AFS to the Seller pursuant to the Purchase Agreement, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (D) is a Receivable which provides for level monthly payments (provided that the period in the first Monthly Period and the payment in the final Monthly Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (E) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File relating thereto.

         2. NO FRAUD OR MISREPRESENTATION. Each Receivable was originated by a Dealer and was sold by the Dealer to AFS without any fraud or misrepresentation on the part of such Dealer in either case.

         3. COMPLIANCE WITH LAW. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the

Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

         4.      ORIGINATION.  Each Receivable was originated in the United
States.

         5. BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

         6. NO GOVERNMENT OBLIGOR. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

         7. OBLIGOR BANKRUPTCY. At the Cutoff Date no Obligor had been identified on the records of AFS as being the subject of a current bankruptcy proceeding.

         8. SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

         9. MARKING RECORDS. By the Closing Date, AFS and the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold to Seller by AFS, resold by Seller to the Issuer and pledged by the Issuer to the Indenture Collateral Agent in accordance with the terms of the Indenture.

         10. COMPUTER TAPE. The Computer Tape made available by AFS and the Seller to the Issuer on the Closing Date was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

         11. ADVERSE SELECTION. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by AFS which met the selection criteria contained in the Sale and Servicing Agreement.

         12. CHATTEL PAPER. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Texas and New York.

         13. ONE ORIGINAL. There is only one original executed copy of each Receivable.

         14. RECEIVABLE FILES COMPLETE. There exists a Receivable File pertaining to each Receivable and such Receivable File contains (a) a fully executed original of the Receivable, (b) the original executed credit application, or a copy thereof and (c) the original Lien Certificate or application therefor. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of the Custodian.

         15. RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         16. LAWFUL ASSIGNMENT. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes.

         17.     GOOD TITLE.   Immediately prior to the conveyance of the
Receivables pursuant to the Purchase Agreement, AFS was the sole owner of and had good and indefeasible title thereto, free and clear of any Lien; immediately prior to the conveyance of the Receivables to the Issuer pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, and the pledge of the Receivables by the Issuer under the Indenture, the Indenture Collateral Agent shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. Neither AFS nor the Seller has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

         18. SECURITY INTEREST IN FINANCED VEHICLE. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of AFS in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date and will show AFS named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, AFS has received written evidence from the related Dealer that such Lien Certificate showing AFS as first lienholder has been applied for. AFS's security interest has been validly assigned by AFS to the Seller and by the Seller to the Issuer pursuant to this Agreement. Immediately after the sale, transfer and assignment thereof by the Seller to the Issuer and the subsequent pledge thereof by the Issuer to the Indenture Collateral Agent, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Indenture Collateral Agent as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

         19. ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Indenture Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

         20. NO IMPAIRMENT. Neither AFS nor the Seller has done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Issuer, the Security Insurer, the Indenture Collateral Agent, the Trustee and the Noteholders in any Receivable or the proceeds thereof.

         21. RECEIVABLE NOT ASSUMABLE. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Receivable.

         22. NO DEFENSES. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

         23. NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date no Financed Vehicle had been repossessed.

         24. INSURANCE. At the time of a purchase of a Receivable by AFS from a Dealer, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming AFS as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AFS and its successors and assigns as additional insured parties, and each

Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of Force-Placed Insurance on the Cutoff Date.

         25. PAST DUE. At the Cutoff Date no Receivable was more than 30 days past due.

         26. REMAINING PRINCIPAL BALANCE. At the Cutoff Date each Receivable had a remaining principal balance equal to or greater than $250.00 and the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

         27. FINAL SCHEDULED PAYMENT DATE. No Receivable has a final scheduled payment date after April 30, 2000.

         28. CERTAIN CHARACTERISTICS. (A) Each Receivable had a remaining maturity, as of the Cutoff Date, of not more than 59 months; (B) each Receivable had an original maturity of not more than 60 months; (C) each Receivable had a remaining Principal Balance as of the Cutoff Date of at least $250.00 and not more than $28,000; (D) each Receivable has an Annual Percentage Rate of at least 14.0% and not more than 33.0%; (E) no Receivable was more than 30 days past due as of the Cutoff Date and (F) no funds have been advanced by the Seller, AFS, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (E) above.

                             SCHEDULE C

                   SERVICING POLICIES AND PROCEDURES

            NOTE:  APPLICABLE TIME PERIODS WILL VARY BY STATE


COMPLIANCE WITH STATE COLLECTION LAWS IS REQUIRED OF ALL AMERICREDIT COLLECTION PERSONNEL. ADDITIONALLY, AMERICREDIT HAS CHOSEN TO FOLLOW THE GUIDELINES OF THE FEDERAL FAIR DEBT COLLECTION PRACTICES ACT (FDCPA).

THE COLLECTION PROCESS

Customer is issued a monthly billing statement 16 to 20 days before payment is due.

A. All accounts are issued to the Computer Assisted Collection System (CACS) at 5 days delinquent or at such other dates of delinquency as determined by historical payment patterns of the account.

B. Accounts are then segregated into two groups, those less than 30 days delinquent and those over 30 days delinquent.

C. Accounts less than 30 days delinquent are further segregated into accounts that have good residential and business phone numbers and those that do not.

D. For those that have good phone numbers, they are assigned to the Melita Group.

E. For those without good phone numbers, they are assigned to the front-end collector.

F. In both groups, all reasonable collection efforts are made to avoid the account rolling over 30 days delinquent, including the use of collection letters. Collection Letters may be utilized between 15 and 25 days delinquent.

G. At the time the account reaches 31 days delinquent, it is assigned to a mid-range collector. At this time the collector identifies the necessity of any default notification required by state law.

H. Once the account exceeds 60 days in delinquency, it is assigned to a hard-core collector. The hard-core collector then continues the collection effort. If the account cannot be resolved through normal collection efforts, i.e. satisfactory payment arrangements, then the account may be submitted for repossession approval, either voluntary or by an approved outside contractor or if necessary for sequestration approval. All repossessions and sequestrations must be approved by the Director of Collections or an Assistant Vice President.

I. CACS allows the individual collector to accurately document and update each account pertaining to telephone calls and correspondence created as a result of contact with the customer.

REPOSSESSIONS

If repossession of the collateral occurs, whether voluntary or involuntary, the following steps are taken:

A. Notification of repossession to proper authorities when necessary.

B. Inventory of all personal property is taken and a condition report is done on the vehicle. Pictures are also taken of the vehicle.

C. Written notification, as required by state law, to customer(s) concerning their rights of redemption or reinstatement along with information on how to obtain any personal property that was in the vehicle at the time of repossession.

D. Written request to the originating dealer for all refunds due for dealer adds.

E. Collateral disposition through public or private sale, (dictated by state law), in a commercially reasonable manner, whenever possible through a Manheim or Adessa Auto Auction.

F. After the collateral is liquidated, the debtor(s) is notified in writing of the deficiency balance owed, if any.

USE OF DUE DATE CHANGES

Due dates may be changed subject to the following conditions:

A. The account is contractually current or will be brought current with the due date change.

B. Due date changes cannot exceed the total of 15 days over the life of the contract.

C.       The first installment payment has been paid in full.

D.       Only one date change in a twelve month period.

E. Any exceptions to the above stated policy must be approved by the Director of Collections or an Assistant Vice
         President.

USE OF PAYMENT DEFERMENTS

A payment deferral is offered to customers who have encountered
TEMPORARY financial difficulties.

A.       Minimum of six payments have been made on the account.

B. The account will be brought current with the deferment, but not paid ahead.

C.       A deferment fee is collected on all transactions.

D. Only one deferment transaction can be performed in a twelve month period.

E. No more than two payments may be deferred in a twelve month period, and no more than eight total payments may be deferred over the life of the loan.

F. Any exceptions to the above stated policy must be approved by the Director of Collections or Assistant Vice President.

CHARGE-OFFS

A. When a Post Repossession Notice is generated on an account, the account is partially charged-off on the date that the notice legally expires. The partial charge-off calculation is based on the expected residual value of the vehicle at time of sale. Adjustments to the account are made once final liquidation of the vehicle occurs.

B. It is AmeriCredit's policy that any account that is not successfully recovered by 180 days delinquent is submitted to the Director of Collections for approval and charge-off.

C. The current AmeriCredit policy on bankrupt accounts is to carry the account until 365 days delinquent and then submit to the Director of Collections for approval and charge-off. We are currently modifying the bankruptcy policy to reflect a partial charge-off of the unsecured portion in a Chapter 13 bankruptcy at the time of confirmation of the plan or 180 days delinquent, whichever comes first.

DEFICIENCY COLLECTIONS


A. Contact is made with the customer in an attempt to establish acceptable payment arrangements or settlements on the account.

B. If the customer is unwilling to do so, AmeriCredit may invoke any legal collection remedy that the state allows, i.e., judgements, garnishments, etc.